UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2008
Parkvale Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement
     On December 30, 2008, Parkvale Financial Corporation (the “Corporation”) entered into a Loan Agreement with PNC Bank, National Association (“PNC”) for a term loan in the amount of $25.0 million (the “Loan”). The Loan pays interest at a rate equal to LIBOR plus three hundred and twenty five basis points, payable quarterly. Principal on the Loan is due and payable in fifteen consecutive quarterly payments of $625,000, commencing on March 31, 2010, with the remaining outstanding balance due and payable on December 31, 2013 (the “Maturity Date”). The outstanding balance due under the credit facility may be repaid, at anytime, in whole or in part at the Corporation’s option. In connection with the Loan, the Corporation executed a Term Note, dated December 30, 2008, to evidence the Loan and a Pledge Agreement, dated December 30, 2008, whereby the Corporation granted PNC a security interest in the outstanding capital stock of Parkvale Savings Bank (the “Bank”), the wholly owned subsidiary of the Corporation. The Loan Agreement contains customary and standard provisions regarding representations and warranties of the Corporation, covenants and events of default.
     The financial covenants require the Corporation to maintain a consolidated return on average assets, measured as of the end of each calendar quarter on a rolling four quarter basis, of at least 0.20% in 2009, 0.30% in 2010, 0.40% in 2011, 0.50% in 2012, and 0.60% in 2013. In addition, the Corporation’s ratio of nonperforming loans and other real estate owned to total loans and real estate owned, measured on a consolidated basis, cannot exceed 3.00% in 2009, 2.75% in 2010, 2.50% in 2011, 2.25% in 2012, and 2.00% in 2013. The Bank is also required to maintain a total risk based capital ratio, measured as of the end of each calendar quarter, of at least 10.25% in 2009, 10.50% in 2010, and 10.75% thereafter. If the Corporation is unable to meet one or more of the financial covenants, during the period the Corporation is out of compliance, amounts outstanding under the note shall bear interest at a rate per annum which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under the note. In addition, the Corporation agreed that it would not consummate a merger or consolidation with any other entity without PNC’s prior written consent, except that such consent shall not be required if either the Corporation is the surviving entity or the Loan is prepaid in full prior to such consummation.
     The proceeds of the Loan will be used for general corporate purposes, including a capital contribution to the Bank to further enhance its financial strength.
     The Loan Agreement, the Promissory Note and the Pledge Agreement are included as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
     On December 30, 2008, the Corporation entered into the Loan Agreement, the Promissory Note and the Pledge Agreement with PNC for the Loan in the amount of $25.0 million. The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Letter Agreement for Term Loan between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

10.2	Term Note between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

10.3	Pledge Agreement between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Timothy G. Rubritz
Timothy G. Rubritz
Vice President and Chief Financial Officer

Date: December 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement for Term Loan between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

10.2	Term Note between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

10.3	Pledge Agreement between Parkvale Financial Corporation and PNC Bank, National Association, dated December 30, 2008

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